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                         BLANK ROME COMISKY & McCAULEY
                                COUNSELORS AT LAW

                                  [LETTERHEAD]



                                                                    215-569-5549

                                November 19, 1996




Commerce Bancorp, Inc.
Commerce Atrium
1701 Route 70 East
Cherry Hill, NJ  08034

         Re:      Commerce Bancorp, Inc.
                  Registration Statement on Form S-4
                  (Registration No. 333-16263)

Gentlemen:

         We have acted as counsel to Commerce Bancorp, Inc., a New Jersey Corporation (the "Company"), in connection with a Registration Statement on Form S-4 (Registration No. 333-16263) (the "Registration Statement"), of which a prospectus (the "Prospectus") is a part, filed by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. This opinion is furnished pursuant to the requirements of Item 601(b)(8) of Regulation S-K.

         In connection with the opinion rendered below, we have examined the Registration Statement and certain other documents that we deemed necessary to examine in order to issue the opinions set forth below. In rendering our opinion, we have assumed that each of the documents referenced above to have been duly authorized, executed, and delivered, is authentic, if an original, or accurate, if a copy, and has not been amended after execution thereof subsequent to our review.

         We express no opinions except as set forth below and our opinion is based solely upon the facts as set forth in the Registration Statement. Accordingly, we express no opinion as to tax matters that may arise if, for example, the facts are not as set forth in the Prospectus.


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Commerce Bancorp, Inc.
November 19, 1996
Page 2



         Our opinion is also based on the current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, and rulings, procedures, and other pronouncements published by the United States Internal Revenue Service. Such laws, regulations, rulings, case law and pronouncements are subject to change at any time, and such change may adversely affect the continuing validity of the opinion set forth below.

         Based on the foregoing, we hereby adopt and incorporate by reference the opinion set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences."

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Prospectus under the caption "Certain Federal Income Tax Consequences."

         The foregoing opinion is limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state, locality, or foreign country. We undertake no obligation to update the opinions expressed herein after the date of this letter.

                                                   Very truly yours,



                                                   BLANK ROME COMISKY & McCAULEY